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cel50021.mis
                                  Exhibit 10.9


                           NATIONAL CITY CORPORATION
                      150TH ANNIVERSARY STOCK OPTION PLAN

             1. PURPOSES. The purposes of this 150th Anniversary Stock Option Plan are to provide employment incentives and to encourage capital accumulation and stock ownership by employees of National City Corporation (the "Corporation") and its Subsidiaries.

             2.      DEFINITIONS.  As used in this Plan,

                 (a) The term "Board of Directors" means the Board of Directors of National City Corporation.

                 (b) The term "Common Stock" means common stock, par value $4 per share, of the Corporation together with any security which may augment or be substituted for the common stock of the Corporation by reason of any transaction or event of the type described in Paragraph 13 of this Plan.

                 (c) The term "Employee" means a person who is a full-time or part-time employee of the Corporation or any Subsidiary on May 17, 1995 and who is granted an Option Certificate. Executive officers of the Corporation as last designated by the Board of Directors prior to May 17, 1995 for purposes of Section 16 of the Securities Exchange Act of 1934 are, however, specifically excluded from the definition of Employee.

                 (d) The term "Market Value per Share" means, at any date, the per share closing price of Common Stock, on the New York Stock Exchange on that date as reported by The Wall Street Journal (Midwest Edition) or, if the Common Stock shall be primarily traded in another market, as determined in a manner specified by the Corporation using quotations in such other market.

                 (e) The term "Normal Retirement Date" shall mean the earliest date at which an individual would be entitled to receive normal retirement benefits if he were a participant in the National City Corporation Non-Contributory Retirement Plan.

                 (f) The term "Option Certificate" shall mean the 150 year anniversary commemorative certificate approved by the Board of Directors. The Option Certificate shall have the provisions of this Plan set forth on its reverse side.

                 (g) The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an Outstanding Option.






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                 (h)  The term "Outstanding Option" means, at any time, an
                 option to purchase shares of Common Stock granted by the Corporation or any of its Subsidiaries pursuant to this Plan.

                 (i) The term "Subsidiary" shall mean any corporation in which the Corporation owns or controls, directly or indirectly, not less than 90% of the total combined voting power represented by all classes of stock issued by such corporation. Any corporation that is a Subsidiary on May 17, 1995 shall cease to be a Subsidiary for purposes hereof on that date when the Corporation's ownership of the total combined voting power represented by all classes of stock in such corporation becomes less than 90%.

         3.      SHARES AVAILABLE UNDER PLAN.

                 (a) The shares of Common Stock which shall be the subject of Option Rights pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing.

                 (b) Subject to adjustments in accordance with Paragraph 13 of this Plan, no more than 3,500,000 shares of Common Stock may be sold upon the exercise of Option Rights granted pursuant to this Plan.

         4. GRANTS OF OPTION RIGHTS. On May 17, 1995 each Employee shall be granted Option Rights to purchase 150 shares of Common Stock, at a per share exercise price equal to the Market Value per Share as of May 17, 1995.

         5. EXERCISE. The Option Rights (unless terminated as herein provided) shall be exercisable only to the extent of 50 Option Rights after the Employee shall have been in continuous employ of the Corporation or any Subsidiary through May 17, 1998, an additional 50 Option Rights after the Employee shall have been in continuous employ of the Corporation or any Subsidiary through May 17, 1999 and all of the Option Rights after the Employee shall have been in the continuous employ of the Corporation or any Subsidiary through May 17, 2000; provided, however, that the Option Rights (unless terminated as herein provided) shall become immediately fully exercisable upon the Employee ceasing to be an employee of the Corporation or a Subsidiary by reason of Employee's voluntary termination of employment at or after the Normal Retirement Date. The Option Rights of any Employee shall not, however, become exercisable until such exercise and the issuance and delivery of Common Stock to the Employee conform to all applicable laws and regulations of the country wherein the Employee resides; provided, however, that the Corporation shall not be required to incur any direct or indirect expense to conform with such applicable laws or regulations to cause the Employee's Option Rights to become exercisable.

         6. TERMINATION. An Employee's Option Rights shall terminate on the earliest of the following dates:

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                 (a)  Three years after the death of the Employee;

                 (b) Immediately upon the termination of employment of the Employee with the Corporation or any Subsidiary if such termination arises from any reason other than (1) the death of the Employee or (2) the Employee's voluntary termination of employment at or after the Normal Retirement Date or at an earlier date with the consent of the Corporation;

                 (c) Immediately upon the termination of the Corporation's or any Subsidiary's control of the business enterprise in which the Employee is engaged,

                 (d)  May 17, 2005; or

                 (e) In the event the Employee shall intentionally commit an act that is materially inimical to the interest of the Corporation or any Subsidiary, and the Corporation shall so find, the Employee's Option Rights shall terminate at the time of such act, notwithstanding any other provision of this Plan.

                 (f) In the event the Corporation shall determine in its sole discretion that the Option Rights or the exercise thereof or the issuance of Common Stock do not conform with the laws or regulations of the Employee's country of residence and it is not foreseeable in the Corporation's sole judgment that such Option Rights, the exercise thereof or the issuance of Common Stock will conform with such laws and regulations in the future.

         7. EMPLOYMENT. Nothing contained in this Plan shall limit whatever right the Corporation or any Subsidiary might otherwise have to terminate the employment of the Employee.

         8.      TAX WITHHOLDING.   To the  extent that the Corporation is
required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Employee under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Employee make arrangements satisfactory to the Corporation for payment of the balance of any taxes to be withheld. Where allowed by law and applicable registration and qualification requirements or exemptions and at the sole discretion of the Corporation, arrangements to pay all or a portion of the withholding taxes may include relinquishment or assignment of all or a portion of the Employee's Option Rights, any payment due to the Employee pursuant to this Plan or the surrender of outstanding Common Stock. The Corporation and any Employee may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

         9. PAYMENT OF OPTION PRICE. The Option Price shall be payable to the Corporation at its principal office in the United States:





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                 (a)  In United States currency or by check payable in United
                 States currency that is acceptable to the Corporation;

                 (b) By exchanging previously acquired shares of Common Stock of equivalent market value on the date of exercise with the total Option Price for the portion of the Option Rights exercised; or

                 (c)  By a combination of (a) and (b).

         10. EMPLOYMENT. For purposes of this Plan, the continuous employment of the Employee with the Corporation or any Subsidiary shall not be deemed interrupted, and the Employee shall not be deemed to have ceased to be an employee of the Corporation or any Subsidiary by reason of a transfer as an employee among the Corporation and the Subsidiaries. Also a leave of absence approved by the Corporation for illness, military or government service or other cause shall not be considered as a break in employment.

         11. REGISTRATION, QUALIFICATION. Any contrary provision of the Plan notwithstanding, an Option Right shall not be exercisable by, and the Corporation shall not be obligated to sell or deliver any Common Stock subject thereto, to a resident of any country unless and until such Common Stock and the sale thereof pursuant to this Option Plan have been listed, registered or otherwise qualified under all applicable laws or regulations or confirmation of exemption from the applicable listing, registration or qualification laws or regulations shall have been obtained or verified with respect to the Employee exercising his Option Rights and such listing, registration or qualification or exemption therefrom shall continue to be effective, all as the Corporation shall, in its sole discretion, determine to be necessary or advisable. The Corporation shall use its best efforts to maintain registration and applicable qualification of such Common Stock and the sale thereof with the United States Securities and Exchange Commission and applicable state and local regulatory agencies in the United States. The Corporation shall not be required, however, to incur any direct or indirect expenses to list, register or qualify or to maintain the listing, registration or qualification of the sale of Common Stock pursuant to this Option Plan in any or all of the applicable countries. The Corporation may require that the Employee make such representations and agreements and furnish such information as the Corporation may request to assure compliance with or exception from the foregoing or any other applicable legal requirements and may cause the Certificate or Certificates issued upon the exercise of Option Rights to bear a legend indicating the existence of any restriction resulting from such representations and agreements.

         12. TRANSFERABILITY. No Option Right shall be transferable by an Employee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Employee's lifetime only by the Employee or by the Employee's guardian or legal representative.

         13. ADJUSTMENTS. The Board of Directors may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in Subparagraph 3(b) of this Plan, in the numbers of shares of Common Stock covered by Option Rights granted hereunder,





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and in the prices per share applicable under such Option Rights, as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Employees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

         14. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Corporation may provide for the elimination of fractions or for the settlement of fractions in cash.

         15.     ADMINISTRATION OF THE PLAN.

                 (a) This Plan shall be administered by the Corporation's Corporate Human Resources Department or such other department(s) which the Corporation's Chairman of the Board may designate from time to time ("Administering Department").

                 (b) The Corporation's Chairman of the Board is hereby authorized to determine the employees who will be granted Option Rights under this Plan.

                 (c) The interpretation and construction by the Administering Department of any provisions of this Plan and any determination by the Administering Department pursuant to any provision of this Plan shall be final and conclusive. Neither the Corporation or any individual acting on behalf of the Corporation shall be liable for any such action or determination made in good faith.

                 (d) The records of the Corporation maintained at its principal office in the United States shall be final and conclusive as to who was granted an Option Certificate and the number of Option Rights which each Employee holds from time to time under this Plan.

         16.     TRANSLATIONS.

                 This Plan may be translated from English into one or more other languages. The English version of this Plan shall, however, be the controlling version with respect to the interpretation and administration of the Plan.

         17.     LAWS GOVERNING PLAN.

                 The Option Rights and the Plan shall be construed under and governed by the laws of the United States and the State of Delaware.





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